Exhibit 99.1
This news release contains forward-looking statements, including those regarding our anticipated financial results for our third fiscal quarter; our ability to deliver record revenue and earnings in fiscal 2011; the new business opportunities in targeted segments; and our currently expected fourth fiscal quarter net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our third fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; adverse changes in the demand, or expected demand, of our customers; the expected new business opportunities in targeted segments failing to arise; adverse changes in current macro-economic conditions, both in the U.S. and internationally; the ongoing situation in Japan and its effects on our Japanese facility, supply chain, shipping costs, customers and suppliers; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire (including, with respect to the acquisition of the Italian and French sites, potential unknown liabilities and the costs associated with addressing potential reduced business activity at these sites); risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Jabil Posts Solid Third Quarter Results
Performance Ahead of Long-Term Growth Goals
St. Petersburg, FL — June 21, 2011...Jabil Circuit, Inc. (NYSE: JBL), reported its preliminary, unaudited financial results for the third quarter of fiscal 2011, ended May 31, 2011. “Revenue growth was stronger than expected for our third quarter,” said Timothy L. Main, President and CEO of Jabil. “We are pleased to demonstrate continued growth above our long-term targets. As a result, Jabil is poised to deliver record revenue and earnings in fiscal 2011.”
(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)
Third Quarter 2011
Net revenue for the third quarter of fiscal 2011 was $4.2 billion compared to $3.5 billion for the same period of fiscal 2010.
GAAP results:
GAAP operating income for the third quarter of fiscal 2011 was $152.5 million compared to $96.5 million for the same period of fiscal 2010.

GAAP net income for the third quarter of fiscal 2011 was $104.7 million compared to $52.0 million for the same period of fiscal 2010.
GAAP diluted earnings per share for the third quarter of fiscal 2011 was $0.47 compared to $0.24 for the same period of fiscal 2010.
Core results:
Core operating income for the third quarter of fiscal 2011 was $177.8 million or 4.2 percent of net revenue compared to $131.9 million or 3.8 percent of net revenue for the same period of fiscal 2010.
Core earnings for the third quarter of fiscal 2011 were $129.1 million compared to $86.7 million for the same period of fiscal 2010.
Core diluted earnings per share for the third quarter of fiscal 2011 was $0.58 compared to $0.40 for the same period of fiscal 2010.
Third Quarter Fiscal 2011 — Balance Sheet and Cash Flow Highlights
•	Cash flow from operations for the quarter was $156.8 million.
•	Sales cycle was 11 days for the third quarter of fiscal 2011.
•	Annualized inventory turns were seven for the third quarter of fiscal 2011.
•	Capital expenditures for the third quarter of fiscal 2011 were $113.6 million.
•	Depreciation for the third quarter of fiscal 2011 was $77.3 million.
•	Cash and cash equivalent balances were $911.1 million as of May 31, 2011.
•	GAAP return on invested capital was 24.0 percent for the third quarter of fiscal 2011.
•	Core return on invested capital was 28.5 percent for the third quarter of fiscal 2011.
•	A $0.07 dividend was paid on June 1, 2011.
Business Update
Jabil management indicated that it expects net revenue for its fourth quarter of fiscal 2011 to range from $4.1 billion to $4.3 billion.
Jabil estimated that its core operating income for its fourth quarter of fiscal 2011 will range from $165 million to $185 million or 4.0 to 4.3 percent of net revenue.
Jabil indicated that it expects its core earnings per share for its fourth quarter of fiscal 2011 to range from $0.52 to $0.60 per diluted share.
GAAP earnings per share are expected to be in a range from $0.41 to $0.49 per diluted share for its fourth quarter of fiscal 2011. (GAAP earnings per share for the fourth quarter of fiscal 2011 is currently estimated to include $0.02 per share for amortization of intangibles and $0.09 per share for stock-based compensation).
“We are gratified to see the new business opportunities in targeted segments continuing and are pleased with our operating performance, which remains ahead of our long-term goals for the company” said Main.

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
Company Conference Call Information
Jabil will hold a conference call to discuss the third fiscal quarter 2011 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://www.jabil.com. A taped replay of the conference call will also be available June 21, 2011 at approximately 7:30 p.m. ET through midnight on June 28, 2011. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is: 74556689. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.
About Jabil
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 24 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Senior Vice President, Investor Relations & Communications
Jabil Circuit, Inc.
(727) 803-3511
beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	May 31,	August 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$911,145	$744,329
Trade accounts receivable, net	1,045,238	1,408,319
Inventories	2,257,984	2,094,135
Prepaid expenses and other current assets	807,666	349,165
Income taxes receivable	35,467	35,560
Deferred income taxes	19,040	22,510

Total current assets	5,076,540	4,654,018
Property, plant and equipment, net	1,593,406	1,451,392
Goodwill and intangible assets, net	129,080	132,568
Deferred income taxes	69,051	55,101
Other assets	87,491	74,668

Total assets	$6,955,568	$6,367,747

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$80,449	$167,566
Accounts payable	2,752,668	2,741,719
Accrued expenses	863,887	672,252
Income taxes payable	34,270	19,236
Deferred income taxes	4,584	4,401

Total current liabilities	3,735,858	3,605,174
Notes payable and long-term debt, less current installments	1,107,195	1,018,930
Income tax liability	86,718	86,351
Deferred income taxes	6,709	1,462
Other liabilities	69,713	63,058

Total liabilities	5,006,193	4,774,975

Equity:
Jabil Circuit, Inc. stockholders’ equity
Common stock	224	220
Additional paid-in capital	1,619,003	1,541,507
Retained earnings	342,725	123,303
Accumulated other comprehensive income	190,188	122,062
Treasury stock at cost	(218,785)	(209,046)

Total Jabil Circuit, Inc. stockholders’ equity	1,933,355	1,578,046

Noncontrolling interests	16,020	14,726

Total equity	1,949,375	1,592,772

Total liabilities and equity	$6,955,568	$6,367,747

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2011	2010	2011	2010

Net revenue	$4,227,688	$3,455,578	$12,238,532	$9,548,478
Cost of revenue	3,909,312	3,193,464	11,313,165	8,831,842

Gross profit	318,376	262,114	925,367	716,636

Operating expenses:
Selling, general and administrative	154,112	151,409	438,368	429,226
Research and development	6,544	6,331	18,825	21,453
Amortization of intangibles	5,187	6,206	16,821	19,954
Restructuring and impairment charges	—	1,635	628	5,705
Loss on disposal of subsidiaries	—	—	23,944	15,722
Settlement of receivables and related charges	—	—	13,607	—

Operating income	152,533	96,533	413,174	224,576

Interest, net and other	26,023	19,837	73,020	60,595

Income before income taxes	126,510	76,696	340,154	163,981

Income tax expense	22,222	24,009	72,737	52,591

Net income	104,288	52,687	267,417	111,390

Net income (loss) attributable to noncontrolling interests, net of income tax expense	(407)	656	642	1,241

Net income attributable to Jabil Circuit, Inc.	$104,695	$52,031	$266,775	$110,149

Earnings per share:
Income attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.49	$0.24	$1.24	$0.51

Diluted	$0.47	$0.24	$1.21	$0.51

Weighted average shares outstanding:
Basic	215,705	213,881	215,092	214,051

Diluted	222,337	216,522	220,773	218,089

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine months ended
	May 31,	May 31,
	2011	2010
Cash flows from operating activities:
Net income	$267,417	$111,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234,312	211,943
Recognition of deferred grant proceeds	(1,466)	(1,467)
Amortization of loss on hedge arrangement	2,963	2,963
Amortization of debt issuance costs and discount	3,990	2,770
Write-off of debt issuance costs	219	—
Recognition of stock-based compensation expense	59,854	67,980
Deferred income taxes	(2,305)	(8,230)
Restructuring and impairment charges	628	5,705
Provision (recovery) for allowance for doubtful accounts and notes receivable	1,150	(222)
Excess tax benefit from options exercised	(178)	(118)
Loss on sale of property	3,061	4,607
Settlement of receivables and related charges	12,673	—
Loss on disposal of subsidiaries	23,944	12,756
Change in operating assets and liabilities, exclusive of net assets acquired:
Trade accounts receivable	100,226	(70,093)
Inventories	(187,146)	(607,742)
Prepaid expenses and other current assets	(145,384)	(126,005)
Other assets	(10,011)	1,556
Accounts payable and accrued expenses	148,289	509,838
Income taxes payable	12,181	24,545

Net cash provided by operating activities	524,417	142,176

Cash flows from investing activities:
Cash paid for business and intangible asset acquisitions, net of cash acquired	3,985	—
Acquisition of property, plant and equipment	(320,965)	(245,118)
Proceeds from sale of property, plant and equipment	13,669	7,257
Cost of receivables acquired, net of cash collections	(521)	—
Proceeds on disposal of available for sale investments	5,800	—

Net cash used in investing activities	(298,032)	(237,861)

Cash flows from financing activities:
Borrowings, net of repayments, under debt agreements	(8,243)	(109,500)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	17,778	6,210
Treasury stock minimum tax withholding related to vesting of restricted stock	(9,739)	(5,487)
Dividends paid to stockholders	(45,306)	(44,901)
Bond issuance costs	(14,549)	—
Net proceeds from issuance of ordinary shares of certain subsidiaries	—	586
Bank overdraft of subsidiary	—	9,665
Excess tax benefit from options exercised	179	118

Net cash used in financing activities	(59,880)	(143,309)

Effect of exchange rate changes on cash and cash equivalents	311	(36,929)

Net increase (decrease) in cash and cash equivalents	166,816	(275,923)

Cash and cash equivalents at beginning of period	744,329	876,272

Cash and cash equivalents at end of period	$911,145	$600,349

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2011	2010	2011	2010

Operating income (GAAP)	$152,533	$96,533	$413,174	$224,576
Amortization of intangibles	5,187	6,206	16,821	19,954
Stock-based compensation expense and related charges	20,053	27,487	59,854	67,980
Restructuring and impairment charges	—	1,635	628	5,705
Settlement of receivables and related charges	—	—	13,607	—
Loss on disposal of subsidiaries	—	—	23,944	15,722

Core operating income (Non-GAAP)	$177,773	$131,861	$528,028	$333,937

Net income (GAAP)	$104,695	$52,031	$266,775	$110,149
Amortization of intangibles, net of tax	5,174	6,191	16,785	19,919
Stock-based compensation expense and related charges, net of tax	19,268	26,825	58,279	66,713
Restructuring and impairment charges, net of tax	—	1,693	628	5,777
Settlement of receivables and related charges, net of tax	—	—	13,607	—
Loss on disposal of subsidiaries, net of tax	—	—	23,944	15,722

Core earnings (Non-GAAP)	$129,137	$86,740	$380,018	$218,280

Earnings per share: (GAAP)
Basic	$0.49	$0.24	$1.24	$0.51

Diluted	$0.47	$0.24	$1.21	$0.51

Core earnings per share: (Non-GAAP)
Basic	$0.60	$0.41	$1.77	$1.02

Diluted	$0.58	$0.40	$1.72	$1.00

Common shares used in the calculations of earnings per share (GAAP):
Basic	215,705	213,881	215,092	214,051

Diluted	222,337	216,522	220,773	218,089

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	215,705	213,881	215,092	214,051

Diluted	222,337	216,522	220,773	218,089

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands)
CALCULATION OF RETURN ON INVESTED CAPITAL AND
CORE RETURN ON INVESTED CAPITAL
The Company calculates (1) “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”
The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.
The Company calculates “net invested capital asset base” as the sum of the averages (the calculation of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.
The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

Three months ended
May 31, 2011
Numerator:
Operating income (GAAP)	$152,533
Tax effect (1)	(22,381)

After-tax operating income	130,152
x4

Annualized after-tax operating income	$520,608

Core operating income (Non-GAAP)	$177,773
Tax effect (2)	(23,153)

After-tax core operating income	154,620
x4

Annualized after-tax core operating income	$618,480

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$1,862,771
Average notes payable and long-term debt, less current installments (3)	1,103,871
Average current installments of notes payable and long-term debt (3)	108,979
Average cash and cash equivalents (3)	(906,731)

Net invested capital asset base	$2,168,890

Return on Invested Capital (GAAP)	24.0%
Adjustments noted above	4.5%
Core Return on Invested Capital (Non-GAAP)	28.5%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.

(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.

(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.